Acclivity Media, LLC

912 Baxter Drive, Suite 200

South Jordan, Utah 84095

Re:

Consulting Agreement (the “Agreement”) of M. Justin Hoopes (“Hoopes”) with Acclivity Media, LLC, a Utah limited liability company (the “Company”), effective September 14, 2009

Ladies and Gentlemen:

In consideration of the payment of $155,000 in services rendered and to be rendered by the undersigned as outlined below, payment of which the undersigned shall receive by subscribing to purchase a percentage of the membership interest in the Company equal to that agreed value in a separate instrument simultaneously effective with this Agreement (the “Unit Purchase Agreement”), Hoopes agrees to provide the Company with business and industry management consulting services consistent with Hoopes’ broader and recent background, including, but not limited to Internet video and television consumer business models, technology platforms for video delivery including, Microsoft and Adobe, hardware manufacturers and software platform providers for TV set top boxes as strategic vendors, and Direct Consumer Sales Strategies, and business development with multiple Utah based direct sale organizations such as APX, Elevate and Pinnacle, which are seeking the Company’s or its successor’s enabled next generation television, voice and data services with their other consumer services such as wireless Internet and home security services.

Miscellaneous

1.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Hoopes:

355 Partridge Lane

Rexburg, Idaho 83440-3593

If to the Company:

The address listed above

2.

Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

3.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

4.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

5.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.

In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney’s fees and costs and such other damages as may have been caused by the default of the defaulting party.

7.

Hoopes is an “independent contractor” as that term is customarily known and utilized, and not an “employee,” of the Company, as those terms are customarily known or utilized, and by reason thereof, (i) services of Hoopes shall be rendered consistent with his personal schedule, though he shall make himself reasonably available to the Company and its management and employees for the consulting services required hereunder; and (ii) Hoopes shall pay all FICA or other taxes or charges customarily required to be paid by companies for actual “employees,” without limitations, and shall indemnify and hold the Company harmless therefrom.

Dated: 9/15/2009.

/s/ M. Justin Hoopes

M. Justin Hoopes, Consultant

ACCEPTED:

ACCLIVITY MEDIA, LLC

By /s/ Robert A. Bryson

     Robert A. Bryson, Managing Member

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